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Exhibit 10.10
Exhibit 10.11
Exhibit 10.12

EMPLOYMENT CONTRACT

        This Agreement is entered into this 2nd day of October, 2002, between International Wholesale Tile, Inc. (hereinafter referred to as the "EMPLOYER") having its principal place of business at 4401 SW Port Way, Palm City, Florida 34990, and FORREST P. JORDAN, (hereinafter referred to as the "EMPLOYEE"), whose mailing address is P.O. Box 412, Palm City, Florida 34991.

        In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration exchanged between the parties, the EMPLOYER and the EMPLOYEE hereby agree as follows:

ARTICLE I
TERM OF EMPLOYMENT

  1.01
  The EMPLOYER employs the EMPLOYEE and the EMPLOYEE accepts employment with the EMPLOYER for a period of one (1) year commencing upon the execution of this Agreement and subject to perpetual renewal as further set forth in paragraph 9.02; however, this Agreement may be terminated earlier as provided below.

ARTICLE II
DUTIES OF EMPLOYEE

  2.01
  The EMPLOYEE is employed as an employee without title and subject to further, if any, decision of Board of Directors. The duties to be performed by the EMPLOYEE shall be those defined and amended from time to time by Board of Directors of IWT Tesoro Corporation ("IWT"), the parent company of the EMPLOYER. The EMPLOYEE shall devote his entire work time to the business of the EMPLOYER and shall perform all employment duties in compliance with the directions of the IWT's Board of Directors.

  2.02
  At the commencement of the employment, the EMPLOYEE shall perform his duties at the offices of the EMPLOYER located at 4401 SW Port Way, Palm City, Florida 34990. However, at any time deemed necessary or advisable by the EMPLOYER for business purposes, the EMPLOYEE shall work at any other place or places that may be designated by the EMPLOYER within the EMPLOYER'S "territory" which shall comprise various locations within and without the State of Florida.

HOURS OF EMPLOYMENT

  2.03
  The EMPLOYEE shall work such hours as are reasonably necessary to fulfill the duties of their position as an employee and as may be further defined by the Board of Directors from time to time.

ENGAGING IN OTHER EMPLOYMENT

  2.04
  The EMPLOYEE shall devote his entire productive time, ability and attention to the business of the EMPLOYER during the term of this Agreement. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the EMPLOYER, regardless of the nature of said services, and regardless of whether they are rendering said services in competition or not.

ARTICLE III
COMPENSATION OF EMPLOYEE AND EMPLOYEE BENEFITS

  3.01
  As compensation for service rendered under this Agreement, the EMPLOYEE shall be entitled to receive from the EMPLOYER a base salary as designated by the Compensation Committee designated by IWT's Board of Directors to commence at $63,250 (Sixty Three Thousand, Two Hundred Fifty and no/100 Dollars) per quarter, and payable in the routine manner and as set forth in Exhibit "A" adopted by the EMPLOYER for compensation of its EMPLOYEES.

  3.02
  The EMPLOYEE shall be paid additional compensation as follows:

  A.
  The EMPLOYEE shall be provided with a Life Insurance Policy in an amount to be determined, from time to time, by the Compensation Committee as designated by the Board of Directors of EMPLOYER. The EMPLOYEE shall be given the full discretion to designate the beneficiaries of said life insurance policy.

  B.
  The EMPLOYEE shall also be entitled to receive such additional compensation as described in Exhibit "B", as applicable.

  C.
  The EMPLOYEE shall receive such other bonuses and benefits, if any, as determined by the Compensation Committee designated by the Board of Directors.

ARTICLE IV
VACATION PAY

  4.01
  The EMPLOYEE shall be entitled to an annual leave of four (4) weeks each calendar year with full pay which shall not interfere with the effective operation of the EMPLOYER corporation.

  4.02
  Every five (5) years commencing upon execution of this agreement, EMPLOYEE shall be entitled to an additional one (1) week of vacation per year to be taken in accordance with paragraph 4.01 and 4.04.

  4.03
  The EMPLOYEE shall be entitled to normal annual holidays determined from time to time by the Compensation Committee as designated by the Board of Directors of EMPLOYER with full pay.

  4.04
  The EMPLOYEE shall not be entitled to carry over unused vacation and/or holiday leave to succeeding years, and shall be deemed to have lost any unused leave.

  4.05
  In any case, EMPLOYEE shall not be entitled to any more than 7 (seven) total weeks of vacation per year (not including holidays).

ARTICLE V
REIMBURSEMENT OF EMPLOYEE EXPENSES

  5.01
  The EMPLOYER in its reasonable discretion shall reimburse the EMPLOYEE for expenses related to any continuing educational courses, licenses, or professional associations required for the EMPLOYEE to perform his duties.

ARTICLE VI
PROHIBITION ON DISCLOSURE OF CONFIDENTIAL INFORMATION

  6.01
  EMPLOYEE acknowledges he will have access to operating financial and other information of EMPLOYER and customers of the EMPLOYER including, without limitation, procedures, business strategies, and prospects and opportunities, techniques, methods and information about, or received by it, from its customers and that divulgence will irreparably harm the

    EMPLOYER ("Confidential Information"). EMPLOYEE also acknowledges that the foregoing provides EMPLOYER with a competitive advantage (or that could be used to the disadvantage of the EMPLOYER by a competitor). EMPLOYEE also acknowledges the interest of the EMPLOYER in maintaining the confidentiality of such information and EMPLOYEE shall not, nor any person acting on behalf of EMPLOYEE, divulge, disclose or make known in any way or use for the individual benefit of EMPLOYEE or others any of such Confidential Information. The foregoing is not applicable to such Confidential Information that is established by EMPLOYER to be in the public domain otherwise than as a result of its unauthorized disclosure by EMPLOYEE or any other person.

  6.02
  The customers of the EMPLOYER entrust the EMPLOYER with responsibility for their business in the expectation that the EMPLOYER will hold all such matters, including in some cases the fact that they are doing business with the EMPLOYER and the specific transactions in which they are engaged, in the strictest confidence ("Customer Confidences"). EMPLOYEE covenants that after the termination of his employment with the EMPLOYER, he will hold all Customer Confidences in a fiduciary capacity and will not directly or indirectly disclose or use such information.

  6.03
  Employee hereby assigns to the EMPLOYER his entire right, title and interest in any idea, concept, technique, invention and related documentation, other works of authorship, and the like (all hereinafter called "Developments") made, conceived, written or otherwise created solely by him or jointly with others, whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual business or research or development of the EMPLOYER. EMPLOYEE, after the termination of its employment with EMPLOYER, shall return to the EMPLOYER (and shall not retain any copies or excerpts therefrom) all documents, notes, analyses or compilations, including all copies thereof, and all other property relating to the EMPLOYER ("Employer Documents") including, but not limited to, documents generated by EMPLOYEE pursuant to his relation with the EMPLOYER.

  6.04
  EMPLOYEE acknowledges that the EMPLOYER has a compelling business interest in preventing unfair competition stemming from the use of disclosure of Customer Confidences and Confidential Information in the event that, after any termination on the post-employment activities of EMPLOYEE, EMPLOYEE goes to work or becomes affiliated with a competitor of the EMPLOYER.

  6.05
  EMPLOYEE further acknowledges that all customers he services or dealt with while employed with the EMPLOYER are customers of the EMPLOYER and not EMPLOYEE's personally. EMPLOYEE also acknowledges that, by virtue of his employment with the EMPLOYER, EMPLOYEE has gained or will gain knowledge of the identity, characteristics and preferences of the customers of the EMPLOYER, and that EMPLOYEE will not use such Customer Confidences and Confidential Information at any time.

COVENANTS NOT TO COMPETE OR SOLICIT

  6.06
  The EMPLOYEE undertakes that during the term of this Agreement and for 24 months thereafter, he will not, directly or indirectly (whether as sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent) compete with, or participate in any business that competes with, the EMPLOYER; provided that the EMPLOYEE may invest in (i) the securities of any business or enterprise (but without otherwise participating in the activities of such business or enterprise) which are listed on a national or regional securities exchange or traded in the over-the-counter market, and (ii) equity interests of the EMPLOYER, of any member thereof.

  6.07
  The EMPLOYEE undertakes that during the term of this Agreement and for a period of 24 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner,

    stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

    i.
    Hire, or attempt to hire for employment any person who is an employee of the EMPLOYER on the date of such termination of employment, or attempt to influence any such person to terminate his employment by the EMPLOYER; or

    ii.
    In any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the EMPLOYER and any of its employees, or disparage the business or reputation of the EMPLOYER to any such person.

    iii.
    The EMPLOYEE undertakes that during the term of this Agreement and for 24 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

    A.
    Solicit service, or accept any actual or prospective accounts, clients or customers of the EMPLOYER during the period of the EMPLOYEE's employment by the EMPLOYER;

    B.
    Influence or attempt to influence any of the accounts, customers or clients referred to in Section 7.b iii to transfer their business or patronage from the EMPLOYER to any other person or company engaged in a similar business;

    C.
    Directly assist any person or company soliciting, servicing or accepting any of the accounts, customers or clients referred to in Subsection 7.biii, or any other person, or disparage the business or reputation of the EMPLOYER to any such person.

    iv.
    The EMPLOYER undertakes that at all times, now or hereafter, he will not, directly or indirectly, disparage the business or reputation of the EMPLOYEE to any accounts, customers or clients referred to in this Section 7, or any other person.

RETURN OF DOCUMENTS

  6.08
  On termination of the EMPLOYEE's employment with the Company, or at any time upon the request of the Board of Directors of the Company or its affiliates, the EMPLOYEE shall return to the EMPLOYER all documents, including all copies thereof, and all other property relating to the business or affairs of the EMPLOYER, including, without limitation, customer lists, agents or representatives lists, commission schedules and information manuals, letters, materials, reports, lists and records (all such documents and other property being hereinafter referred to collectively as the "Materials"), in his possession or control, no matter from whom or in what manner he may have acquired such property. The EMPLOYEE acknowledges and agrees that all of the Materials are property of the EMPLOYER and releases all claims of right of ownership thereto.

ARTICLE VII
TERMINATION OF EMPLOYMENT

  7.01
  Termination for Cause.

  i.
  The parties agree that if the EMPLOYER shall violate any provision of this Agreement, the EMPLOYEE's employment with the EMPLOYER and all of his rights may be terminated immediately for such cause at the option of the non-breaching party. Notice of termination shall be given via hand delivery or by certified mail sent to the last known address of the breaching party.

  ii.
  The EMPLOYER may terminate the EMPLOYEE's employment with the Company for "Cause". The term "Cause" shall mean any willful misconduct, malfeasance, gross negligence or other like conduct adversely affecting the best interests of the Employer, including, without limitation, (A) the failure or neglect by the EMPLOYEE to perform his duties hereunder, (B) the violation or attempted violation of any provision hereof, (C) the commission of any felony, including, without limitation, any fraud against the EMPLOYER, any of its affiliates, clients or customers of the EMPLOYER.

  7.02
  In the event of a termination of this Agreement by the EMPLOYER as set forth above, the EMPLOYEE shall be entitled to the compensation AND ANY BENEFITS earned by him prior to the date of termination as provided in this Agreement, computed pro-rata up to and including that date.

  7.03
  At the discretion of either party, and without regard to cause, this Agreement may be terminated upon either party giving the other a three (3) month advance notice. During the three (3) month notice period, EMPLOYEE shall continue to perform all duties required and shall be compensated as per this Agreement.

  7.04
  In the event of either party to this Agreement commences any legal proceeding for the enforcement of the terms and conditions of this Agreement, or the breach thereof, the prevailing party shall be entitled to recover of reasonable attorneys' fees and costs of such action including any appellate proceedings associates therewith.

ARTICLE VIII
GENERAL PROVISIONS

  8.01
  Any notices to be given under this Agreement by either party to the other may be effected either by personal delivery in writing or by certified mail with postage prepaid and return receipt requested. Mail notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change the address by written notice in accordance with this paragraph. Notice delivered personally shall be deemed communicated as of actual receipt; mail notices shall be deemed communicated as of three (3) days after mailing.

  8.02
  This Agreement supersedes any and all other agreements, either oral or in writing between the parties with respect to the employment of the EMPLOYEE by the EMPLOYER and contains all of the covenants and agreements between the parties with respect to the employment in any manner whatsoever. Each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or by anyone acting on behalf of any party, that are not embodied in this Agreement, and that no other agreement, statement, or promise, not contained in this Agreement shall be valid or binding. Any modification of this Agreement shall be effective only if in writing signed by the parties hereto.

  8.03
  If any provision in this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

  8.04
  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and venue of any legal proceedings arising out of this Agreement shall be in Martin County, Florida, without giving effect to any conflict of laws principles.

ARTICLE IX
ADDITIONAL PROVISIONS OF EMPLOYMENT

  9.01
  In the event that EMPLOYEE FORREST JORDAN intends to leave the employ of EMPLOYER for any reason otherwise not in breach of this agreement and resign his position, he shall be required to give written notice of his intent to resign employment at least three (3) months in advance.

  9.02
  This Agreement shall be subject to an automatic renewal of the term of employment (for a successive one (1) year term) at the expiration of the term (and each successive term) unless the EMPLOYER provides written notification to the EMPLOYEE of an intent not to extend the term of employment. This Notice of Non-Renewal must be sent to the EMPLOYEE no later than three (3) months prior to expiration of the then existing term of employment in order to be effective. Employment during any extended term(s) shall be governed by the terms of this Agreement.

FORREST P. JORDAN EMPLOYEE	INTERNATIONAL WHOLESALE TILE, INC. EMPLOYER
Forrest P. Jordan	By:	Paul F. Boucher, President

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ARTICLE II DUTIES OF EMPLOYEE